UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

GREEN ENERGY LIVE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada		33-1155965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1740 44th Street, Suite 5-230 Wyoming, MI	49519-6443
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(866)460-7336

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2009, the Board of Directors (the “Board”) of Green Energy Live, Inc., (the "Company") voted to elect Bob Rosen as a new Director of the Company. There are no arrangements or understandings between Mr. Rosen and any other persons, pursuant to which Mr. Rosen was selected as a Director. Mr. Rosen has not been appointed to serve on nor does the Company currently have a formal standing audit, nominating or compensation committee. The Board, as a whole, performs the functions of audit, nominating and compensation committees, and, in his capacity as a Director of the Company, Mr. Rosen is expected to serve in a similar capacity. Mr. Rosen is not related to any (i) Director or executive officer of the Company, (ii) persons nominated or chosen by the Company to become Directors or executive officers, (iii) beneficial owner of more than 5% of the Company's securities, or (iv) to any immediate family members to any such persons. Mr. Rosen has never entered into a transaction with the Company in which he had, or would have, a material direct or indirect interest.

Mr. Bob Rosen, Bob Rosen is a nationally recognized management consultant to developers, corporations, condominiums and community associations.  He serves as the President of Rosen Consultants and Global Consulting & Management, Inc. both national firms located in Miami, Florida specializing in providing consulting services to attorney firms, developers, and association clients in the Southeastern United States.  He is a graduate of the University of Miami with both Bachelors and Masters Degrees in Business Administration (Marketing & Management).

He was the founder and past President of the South Florida Chapter of Community Associations Institute (CAI), and completed serving six years on the CAI National Board of Trustees headquartered in the Washington, D.C. area.  Mr. Rosen was a founding member of the CAI Presidents Club and was among the first inductees to both the CAI Hall of Fame and Century Club over the past thirty years.  He also had served as Dean of the Management Practices and Principles Course and was a Senior Faculty Instructor for the "Management Operations" course, the "Management Practices" course and also the "Management and Law" course in the CAI Professional Management Development Program.  Mr. Rosen had also served a term on the Research Foundation Board of Directors in Washington.

From 1996 to 2007, Mr. Rosen was Adjunct Professor of Management and the Coordinator of the Creative Leadership Management Program for the Miami-Dade College.  He also served as the President of the Graduate School Alumni Association at the University of Miami and served as the President of the Greater Miami Chapter of Omicron Delta Kappa National Leadership Honor Society.

On May 4, 2009, Keith Field resigned as a member of the Company’s Board of Directors.  Mr Field’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Item 9.01.    Financial Statements and Exhibits.

 (a)        Financial Statements

                    None.

 (b)       Pro Forma Financial Statements

None.

 (c)       Exhibits

17.1 Keith Field Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY LIVE, INC.

Date: May 5, 2009	By:	/s/ Karen E. Clark
Karen E. Clark
Chief Executive Officer